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                                                                    EXHIBIT 23.5


         [E. RALPH GREEN & ASSOCIATES PETROLEUM CONSULTANTS LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, E. Ralph Green & Associates hereby consent to the use of our reports titled "Evaluation of Oil and Gas Reserves to the Interests of Midland Resources, Inc., Effective January 1, 1996 and 1997" for Disclosure to the Securities and Exchange Commission, and to all references to our firm included in or made part of this Registration Statement on Form S-4 of Vista Energy Resources, Inc. to be filed with the Securities and Exchange Commission on or about September 16, 1998.

                                             E. RALPH GREEN & ASSOCIATES


                                             By: /s/  E. RALPH GREEN
                                                --------------------------------
                                                E. Ralph Green, P.E.

ERG/sal

                                                           [SEAL]
                                                       STATE OF TEXAS
                                                       E. RALPH GREEN
                                                            52182
                                                          REGISTERED
                                                    PROFESSIONAL ENGINEER